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                                                                    EXHIBIT 23.7



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



    As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Post-Effective Amendment No. 1 to the registration statement.



Arthur Andersen
Chartered Accountants



20 Old Bailey
London
EC4M 7AN
England
15 September 2000